                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of July ___, 1997 (this "Agreement"), among ICON CMT CORP., a Delaware corporation (the "Company"), and [NAME OF INVESTOR], a __________ (the "Investor").

         Pursuant to the Stock Purchase Agreement, dated as of the date hereof, among the Investor, the Company and the management stockholders of the Company named therein (the "Purchase Agreement"), the Company has agreed to issue and sell to the Investor shares of its 10% PIK Series B Convertible Participating Preferred Stock.

         In order to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

         In consideration of the foregoing and the covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Definitions.

                  As used herein, unless the context otherwise requires or unless otherwise defined, the following terms have the following respective meanings:

                  "Affiliate": The meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

                  "Agreement": As defined in the first paragraph hereof.

                  "Blue Sky Filing":  As defined in Section 2.8.

                  "Commission": The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock": The Company's common stock, $.001 par value, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "Company": As defined in the first paragraph hereof.

                  "Company Plans": The Company's 1995 Stock Option Plan, as amended.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Germano Warrants": The warrants to purchase shares of Common Stock originally issued by the Company to Lou Germano on May 30, 1997, and any warrants thereafter issued by the Company to Lou Germano pursuant thereto and pursuant to the agreement described on Schedule 2.25 to the Purchase Agreement.

                  "Indemnitees": As defined in Section 2.8.

                  "Investor": As defined in the first paragraph hereof.

                  "Investor Affiliate": As defined in Section 6.

                  "Loss": As defined in Section 2.8.

                  "Person": A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement": As defined in the second paragraph hereof.

                  "Qualified Public Offering": The first underwritten public offering by the Company pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public in which the gross proceeds received by the Company, before deducting underwriting discounts and commissions, equal or exceed $20,000,000 and the per share price to the public is at least $4.38 or, following the first Additional Investment (as defined in the SCP Purchase Agreement) of SCP, if any, $3.28, in each case as appropriately adjusted for stock dividends, splits combinations or similar transactions.

                  "Registrable Securities": Any (i) shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (ii) the SCP Warrants and the Germano Warrants, and the shares of Common Stock issuable upon exercise of the SCP Warrants and the Germano Warrants, and (iii) shares of Common Stock issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

                  "Registration Expenses": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses of listing the Registrable Securities being registered on any securities exchange, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incidental to such performance and compliance, the reasonable fees (not to exceed $5,000) and disbursements of one counsel retained by the Investor and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; provided further, that Registration Expenses in connection with a registration statement shall not include the fees and disbursements of more than one law firm retained by all persons selling Registrable Securities pursuant to such registration statement and shall not include any other professional fees or costs of accounting, financial or legal advisors to any holders of Registrable Securities.

                  "SCP": SCP Private Equity Partners, L.P., a Delaware limited partnership.

                  "SCP Purchase Agreement": The Stock Purchase Agreement dated as of May 7, 1997, among SCP, the Company and the management stockholders of the Company named therein, as the same may be amended or modified from time to time in the manner provided therein.

                  "SCP Warrants": The warrants to purchase shares of Common Stock originally issued by the Company to SCP on May 30, 1997, and any warrants thereafter issued by the Company to SCP pursuant thereto and in connection with any additional warrants issued by the Company to Lou Germano pursuant to the agreement described on Schedule 2.25 to the Purchase Agreement.

                  "Securities Act":  The Securities Act of 1933, as amended.

                  "Series B Preferred Stock": The Company's 10% PIK Series B Convertible Participating Preferred Stock, $.01 par value per share.

         2.       Registration under Securities Act.

                  2.1      Demand Registration.

                           (a) Request. At any time after the earlier of (i)
January 30, 1999 or (ii) 180 days after the closing of a Qualified Public Offering, upon the written request of holders of at least 25% of the then outstanding shares of Series B Preferred Stock that the Company effect the registration under the Securities Act of all or part of the Registrable Securities consisting of at least 25% of the then outstanding Registrable Securities (or any lower percentage if the reasonably anticipated price to the public of such offering would exceed $5,000,000 in the aggregate), the Company shall promptly give written notice of such request to all registered holders of Registrable Securities, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register by all such holders for disposition in accordance with the intended method of disposition stated in such request. Promptly after receipt of such request, the Company shall give notice thereof to all other securityholders of the Company, if any, that are entitled to participate in such registration. The Company shall file the registration statement requested pursuant to this subsection (a) not later than 90 days following such request, subject to Section 2.6, and shall use its best efforts to have such registration statement declared effective as soon as possible after the filing thereof.

                           (b) Registration of Other Securities. Whenever the
Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of the Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the holders of the Registrable Securities proposed to be sold in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the holders of a majority of the Registrable Securities proposed to be sold shall have consented in writing to the inclusion of such other securities.

                           (c) Registration Statement Form. Registrations under
this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to holders of a majority of the Registrable Securities proposed to be sold and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition.

                           (d) Expenses. The Company shall pay all Registration
Expenses in connection with any registration requested pursuant to this Section 2.1; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered, in which case, unless the reason for the withdrawal is a material adverse change in the Company's business or financial condition, all participating holders of Registrable Securities shall bear such expenses, unless the holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to their one registration pursuant to Section 2.1.

                           (e) Effective Registration Statement. A registration
requested pursuant to this Section 2.1 shall not be deemed to have been effected and shall not be considered the demand registration which may be requested pursuant to subsection (a) of this Section 2.1 (i) unless (A) a registration statement with respect thereto has become effective, (B) such registration statement has remained effective for so long as the selling holders of the Registrable Securities shall request (but in no event longer than one year in connection with a firm commitment underwritten public offering or 150 days in connection with any other public offering) and (C) such registration statement has not become subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or such registration statement has become effective within 30 days thereafter, or (ii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of a holder of Registrable Securities to satisfy or perform a condition to such closing.

                           (f) One Demand Registration. The Investor shall be
entitled to demand one registration pursuant to this Section 2.1. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2.1 within 120 days after the effective date of a registration statement filed by the Company covering an underwritten public offering in which the Investor shall have been entitled to join pursuant to
Section 2.2 hereof and shall have disposed of at least 50% of the Registrable Securities that the Investor requested to be registered in such offering. A registration shall not count as a registration pursuant to this Section 2.1 unless the selling holders of the Registrable Securities are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration pursuant to this Section 2.1.

                  2.2      Incidental Registration.

                           (a) Right to Include Registrable Securities. If the
Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s), whether or not for sale for its own account, it shall give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder specifying the Registrable Securities intended to be disposed of by such holder, made within 30 days after the receipt of any such notice (10 days if the Company gives telephonic notice to all holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Securities intended to be disposed of by such holder, the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the Company's intended method) of such Registrable Securities to be so registered. If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register such Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights (if any) of the Investor or any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall it be deemed to have been effected pursuant to Section 2.1. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

                           (b) Priority in Incidental Registrations. In a
registration pursuant to this Section 2.2 involving an underwritten offering, whether or not for sale for the account of the Company, if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that the number of securities requested by stockholders to be included in such registration would substantially interfere with its ability to effect such offering in accordance with the intended method thereof (such letter to state the basis of such belief and the approximate number of such securities that may be distributed without such effect), then the Company may, upon written notice to all holders of such securities, reduce the number of Germano Warrants and shares of Common Stock issuable upon exercise thereof, if any, requested to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) and, if such reduction is not sufficient to eliminate such effect, then reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of securities requested to be registered by the holders of the Registrable Securities, on the one hand, and the holders of other securities of the Company, on the other hand, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by the holders thereof participating in such registration, on the one hand, and the amount of other securities of the Company owned by the holders thereof participating in such registration, on the other hand, so that the aggregate number of securities included in such registration shall be equal to the number of shares stated in such managing underwriter's letter. The number of securities to be included in such registration by the holders of Registrable Securities shall be apportioned among all holders thereof participating in the registration in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each holder thereof or as they may otherwise agree. The number of securities to be included in such registration by the holders of other securities of the Company shall be apportioned among all holders thereof participating in the registration in proportion (as nearly as practicable) to the amount of other securities owned by each holder thereof or as they may otherwise agree.

                  2.3 Registration Procedures. In connection with the Company's obligations pursuant to Sections 2.1 and 2.2, the Company will use its best efforts to effect such registrations to permit the sale of Registrable Securities (and, in the case of Section 2.1, in accordance with the intended method or methods of disposition thereof), and pursuant thereto the Company will as expeditiously as possible:

                           (a) prepare and file with the Commission a
registration statement or registration statements on any appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective and to remain continuously effective for so long as the selling holders of the Registrable Securities shall request (but in no event longer than one year in connection with a firm commitment underwritten public offering or 150 days in connection with any other public offering), provided that the Company shall have no obligation to maintain the effectiveness of such registration statement after the sale of all Registrable Securities registered thereunder;

                           (b) prepare and file with the Commission such
amendments and post- effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to the Securities Act, provided that prior to filing any such amendments or supplements or any documents that would be incorporated by reference in such registration statement, the Company shall furnish to the Investor, its counsel and the underwriters, if any, copies of all such documents proposed to be filed (other than documents filed under the Exchange Act), and the Company shall consider all reasonable requests by the Investor or the underwriters for modifications of any such amendments, supplements or documents incorporated by reference; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

                           (c) notify the selling holders of Registrable
Securities, and the managing underwriters, if any, as promptly as practicable, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when it has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company made as contemplated by subsection
(k) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event that requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                           (d) make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

                           (e) if requested in a timely manner by the managing
underwriters, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of Registrable Securities being sold in connection with an underwritten offering agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement with respect to information relating to any holder or the terms of the sale or offering of the Registrable Securities if requested in a timely manner in writing by any holder of Registrable Securities covered by such registration statement or any underwriter of such Registrable Securities;

                           (f) furnish to the lead managing underwriter and each
holder of Registrable Securities selling Registrable Securities thereunder, without charge, at least one signed copy of the registration statement or statements and any post-effective amendment thereto, and to each other selling holder of Registrable Securities, at least one conformed copy thereof, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (g) deliver to each holder of Registrable Securities
and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request;

                           (h) prior to any public offering of Registrable
Securities, use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                           (i) cooperate with the selling holders of Registrable
Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to the closing of any sale of Registrable Securities to the underwriters;

                           (j) upon the occurrence of any event contemplated by
clause (c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the selling holders of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (k) enter into such agreements (including an
underwriting agreement) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers in similar offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company (which may be the general counsel) and updates thereof in the form, scope and substance as are customary in similar offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings; (iv) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering the matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller or such holder (or the underwriters, if any) may reasonably request; (v) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 2.8 with respect to all parties to be indemnified pursuant to such section, with such other indemnification provisions as are customary and acceptable to the underwriters, the holders of a majority of the Registrable Securities proposed to be sold and the Company; and (vi) the Company shall deliver such documents and certificates as may be requested by the selling holders of the Registrable Securities and the managing underwriters, if any, to evidence compliance with this paragraph (k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                           (l) otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of any 12-month period (i) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement and (ii) beginning with the first day of the Company's first fiscal quarter next succeeding any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, which statements shall cover such 12-month periods;

                           (m) use its best efforts to cause all such
Registrable Securities to be listed on each securities exchange, if any, on which securities of the class then being registered are listed; and

                           (n) provide and cause to be maintained a transfer
agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                           The Company may require each holder of Registrable
Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each holder of Registrable Securities as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the happening of any event as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such holder or the distribution of such Registrable Securities or omits to state any material fact regarding such holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           Each holder of Registrable Securities agrees that,
upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(c)(ii), (iii), (v), (vi) or (vii), such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in such Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering the Registrable Securities at the time of receipt of such notice.

                  2.4 Underwritten Offerings. In the case of any underwritten offering requested pursuant to Section 2.1, the holders of a majority of the Registrable Securities proposed to be sold shall select the investment banking firm or firms, which shall be reasonably satisfactory to the Company. The Company shall enter into an underwriting agreement which shall contain, without limitation, the terms and provisions contemplated by Section 2.3(k) and shall be reasonably satisfactory in form and substance to the holders of a majority of the Registrable Securities proposed to be sold.

                  If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the holders of Registrable Securities to be distributed therein shall be parties to the underwriting agreement between the Company and the underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

                  2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the selling holders of Registrable Securities, their underwriters, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto (other than documents filed under the Exchange Act and incorporated by reference therein), and shall give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  2.6 Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. The obligations of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

                           (a) The Company shall be entitled to postpone the
filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 for a reasonable period of time (but not exceeding 120 days) if the Company determines, in its reasonable judgment, that such registration and offering, or such offers and sales, would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require the Company to disclose material non-public information. The Company shall promptly give the requesting holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the requesting holders of Registrable Securities shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days (or within the period of postponement if such period is less than 30 days) after receipt of the notice of postponement in the event of such withdrawal, such request shall not be deemed a request for registration pursuant to Section 2.1 hereof.

                           (b) No holder of Registrable Securities may
participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  2.7      Restrictions on Sales.

                           (a) Each holder of Registrable Securities that are
covered by a registration statement filed pursuant to Section 2.1 or 2.2 agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of any securities of the Company of the same class as the securities included in such registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the period commencing 10 days prior to the closing date of each underwritten offering made pursuant to such registration statement and ending on the earlier of (i) the termination of such offering and
(ii) 180 days after such closing in the case of an initial public offering or 90 days after such closing in the case of any other offering, to the extent timely notified in writing by the Company or the managing underwriters.

                           (b) The Company agrees (i) without the written
consent of the managing underwriters, not to effect any public or private sale or distribution of any securities of the Company of the same class as the securities included in a registration statement filed pursuant to Section 2.1 during the period commencing 10 days prior to the closing date of each underwritten offering made pursuant to such registration statement and ending on the earlier of (x) the termination of such offering and (y) 90 days after such closing, to the extent timely notified in writing by the holders of a majority of the Registrable Securities sold in such offering or the managing underwriters and (ii) to use its best efforts to cause each holder of privately placed securities purchased from the Company (other than the Investor) at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering, if permitted).

                  2.8      Indemnification.

                           (a) Indemnification by the Company. In the event of
any registration of Registrable Securities, the Company shall indemnify, defend and hold harmless the holder of any Registrable Securities that are covered by such registration statement, each other Person who participates as an underwriter in the offering or sale of such securities and each person who controls any such holder or underwriter within the meaning of the Securities Act, and each of the respective partners, officers, directors, employees and agents of the foregoing in their respective capacities as such (the "Indemnitees"), to the full extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys' fees and disbursements), whether joint or several (collectively, a "Loss"), to which any such Indemnitee may become subject under the Securities Act or any other statute or common law, insofar as any such Loss may arise out of or be based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending such Loss; provided, however, that such indemnification covenant shall not (i) apply to any Loss arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee specifically stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or person controlling such underwriter to the extent that any such Loss arises out of such Indemnitee's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

                           Such indemnity shall remain in full force and effect
regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by any Indemnitee.

                           (b) Indemnification by the Sellers. As a condition to
including any Registrable Securities in any registration statement filed pursuant to Section 2.1 or 2.2, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities to indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 2.8) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any Blue Sky Filing, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall any indemnity paid by any seller to the Company pursuant to this Section 2.8(b) or otherwise exceed the proceeds received by such seller in such offering.

                           (c) Notices of Claims. Promptly after receipt by an
indemnified party of notice of the commencement of any action or proceeding involving a claim hereunder, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8 unless the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim with the consent of the indemnifying party, not to be unreasonably withheld. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as is reasonably practicable as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                           (d) Indemnification Payments. The indemnification
required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred.

                           (e) Other Rights, Liabilities. The indemnity
covenants contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to law.

                  2.9 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Registration Expenses, shall be borne by the Company whether or not any registration statement becomes effective. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

         3. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of a majority of the amount of Registrable Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 3, whether or not such securities shall have been marked to indicate such consent.

         4. Registration Rights. The Company covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to this Agreement unless the rights so granted to such other Person are pari passu or junior to those of the Investor hereunder and, except as provided herein, do not limit or restrict the Investor's rights hereunder.

         5. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, such beneficial owner may, at its election and upon notice to the Company, be treated as the holder of such securities for purposes of any request or other action by any holder or holders of securities pursuant to this Agreement or any determination of any number or percentage of shares of securities held by any holder or holders of securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         6. Notices. Any notice or demand that is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile transmission or courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

         If to the Company:

            1200 Harbor Boulevard
            Weehawken, NJ 07087
            Attn: Scott Baxter, President, Chief Executive Officer and Chairman
            Facsimile: (201) 601-1917

         With a copy to:

            Parker Chapin Flattau & Klimpl, LLP
            1211 Avenue of the Americas
            New York, NY 10036-8735
            Attn:  Michael Weinsier, Esquire
            Facsimile: (212) 704-6288

         If to the Investor, at the address shown on the signature page hereto. If to any other holder of Registrable Securities, at such address set forth in the Company's records, or with respect to any party hereto, at any other address designated in writing in accordance with the provisions of this Section 6.

         7. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The rights or any portion thereof of the Investor herein may be assigned by the Investor at its sole discretion (and thereupon by such assignee) without the consent of the Company to (a) an Investor Affiliate (as defined below) and (b) any Person who acquires at least such amount of Registrable Securities as equals the lesser of (i) 80% of the aggregate amount of Registrable Securities acquired by the Investor and (ii) Registrable Securities which consist of at least 100,000 shares of Common Stock (including, for this purpose, the shares of Common Stock into which the Registrable Securities are then convertible and for which the Registrable Securities are then exercisable), as adjusted for any dividend, split, combination, recapitalization or similar transaction with respect to the capital stock of the Company; provided, however, that (A) the Company is given prior written notice by the assignor stating the name and address of the permitted assignee and identifying the Registrable Securities with respect to which such rights are being assigned, and (B) such assignee agrees in writing to be bound by the terms of this Agreement. For purposes of this Section 7, an "Investor Affiliate" is any Person controlled by or under common control with the Investor or any fund as to which the Investor provides investment management or advisory services.

         8. Determination of Amount of Securities Held. For all purposes of this Agreement, the amount of securities held shall be determined by the number of shares of Common Stock included therein and the number of shares of Common Stock issuable upon the exercise or conversion, as the case may be, of any other securities included therein.

         9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof; provided, however, that in the event that the foregoing choice of governing law is held to be unenforceable for any reason, then this Agreement shall be governed by the laws of the State of New York.

         11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         12. Termination. This Agreement shall terminate on the earlier to occur of the sale of all of the Registrable Securities or May 30, 2007.

                                  [END OF PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                       ICON CMT CORP.

                                       By:______________________________________
                                             Name:
                                             Title:

                                       [NAME OF INVESTOR]

                                       By:______________________________________
                                             Name:
                                             Title:

                                                Address:
                                                ________________________________
                                                ________________________________
                                                ________________________________

                                                With a copy to:
                                                ________________________________
                                                ________________________________
                                                ________________________________